Exhibit 10.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

IDENTITY CHEK® Service Alerts

Identity Protection Service Provider Agreement

This Identity Protection Service Provider Agreement (together with any Exhibits attached hereto or incorporated into this document, this “Agreement”) is entered into as of July 29, 2011 (the “Effective Date”) by and between Early Warning Services, LLC (“Early Warning”), a Delaware limited liability company, having a principal place of business at 16552 N. 90th Street, Suite 100, Scottsdale, Arizona 85260, and LifeLock, Inc., a Delaware corporation, having a principal place of business at 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281 (“Service Provider”).

RECITALS

WHEREAS, Early Warning offers a suite of services to help prevent fraud, reduce losses, and protect consumers, including without limitation the Alert Services (as defined below) (“EWS Services”);

WHEREAS, Service Provider provides consumer identity protection and credit monitoring services to help protect consumers;

WHEREAS, Service Provider desires to market, directly and indirectly through Channel Partners (as defined below), certain alerts generated from data gathered through the EWS Services pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the good and valuable consideration, the receipt and adequacy of which is acknowledged, Early Warning and Service Provider (individually a “Party” and collectively the “Parties”) hereby agree as follows:

AGREEMENT

1.	Definitions

1.1

“Alert Services” means the IDENTITY CHEK® Service Alert services that are generated by comparing a Subscriber’s personal information against information contained in the National Shared Database and that are provided pursuant to this Agreement and the Documentation.

1.2	“Branding Guidelines” means the guidelines describing the proper use of the Early Warning Marks in the marketing of the Alert Services, which may be amended or supplemented from time to time by Early Warning.

1.3	“Channel Partner” means (a) any Current Channel Partner, and (b) any Future Channel Partner. Channel Partner shall not include, without Early Warning’s prior written consent, which shall not be unreasonably withheld or delayed, [****], and any subsidiary, affiliate, or successor entities of the companies listed above. For purposes of this definition, “affiliate” shall mean any entity directly or indirectly controlled by, controlling or under common control with the provider in question, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise.

1.4	“Channel Partner Portal” means an interface provided to Subscribers by a Channel Partner through which the LifeLock Alerts are accessed by Subscribers that does not allow Channel Partner to review or access the Alert Services.

1.5	“Channel Partner Subscriber Agreement” means any agreement entered into directly between a Subscriber and a Channel Partner under which access to the Service Provider Services is granted to a Subscriber, including without limitation access to the LifeLock Alerts via such means as Service Provider elects from time to time to employ.

IDENTITY CHEK Service Alerts	Page 1 of 32	Early Warning Services
Agreement		Confidential
Version 12.01.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

1.6	“Current Channel Partner” means any third party with which Service Provider has a contractual relationship as of the Effective Date, that permits such third party to market and/or resell the Service Provider Services, including the LifeLock Alerts, to current and potential Subscribers directly or indirectly.

1.7	“Direct Subscriber Agreement” means any agreement entered into directly between Service Provider and a Subscriber under which access to the Service Provider Services is granted to a Subscriber by Service Provider, including without limitation access to the LifeLock Alerts via such means as Service Provider elects from time to time to employ.

1.8	“Documentation” means users’ manuals, information required for installation on all applicable hardware, operating systems and integration with other applications or system software, lists of programs, jobs, transactions, files, and system elements with description and layout.

1.9	“Early Warning Marks” means the Early Warning name, trademarks, services marks and logos.

1.10	“EWS Alert” means the Subscriber-related information that is transmitted from Early Warning to Service Provider pursuant to the Documentation as part of the Alert Services.

1.11	“EWS Customer” means any third party that inquires into the EWS Services and provides consumer identity risk events to be included in the EWS Services and National Shared Database through an agreement with Early Warning.

1.12	“Financial Services Organization” means an entity that provides banking, insurance and/or investment products and services and is regulated by one or more of the following entities: Office of the Comptroller of the Currency (OCC), Office of Thrift Supervision (OTS), National Credit Union Association (NCUA), Securities and Exchange Commission (SEC), Financial Industry Regulatory Authority (FINRA), Federal Reserve (Fed), Federal Deposit Insurance Corporation (FDIC) or a state banking department.

1.13	“FSO Subscribers” means any Subscriber who receives Service Provider Services through such Subscriber’s relationship with a Financial Service Organization.

1.14	“Future Channel Partner” means any third party with which Service Provider, after the Effective Date, enters into a contractual relationship that permits such third party to market and/or resell the Service Provider Services, including the LifeLock Alerts, directly or indirectly through another Channel Partner to current and potential Subscribers; provided, however, the parties agree (i) that ten (10) business days prior to any third party whose primary business is the [****] becoming a Future Channel Partner Service Provider shall provide Early Warning with written notice of the name of such prospective Future Channel Partner (the “FCP Notice”), and (ii) that Early Warning shall have seven business days following the date of the FCP Notice to approve that such prospective Future Channel Partner can market and/or resell the LifeLock Alerts, which approval shall not be unreasonably withheld, conditioned, or delayed, and Early Warning’s failure to respond to Service Provider within such seven-day period shall be deemed approval on the eighth business day. For clarification purposes, the parties agree that the preceding FCP Notice and approval process described above shall not apply to (a) [****] and (b) Future Channel Partners that are [****] that would not market and/or resell LifeLock Alerts on a stand-alone basis. Provided, further, the parties agree that Future Channel Partners shall not include, only with respect to the marketing and/or resale of the Alert Services on a stand-alone basis, [****], and any subsidiary, affiliate, or successor entities of the companies listed above. For purposes of this definition, “affiliate” shall mean any entity directly or indirectly controlled by, controlling or under common control with the provider in question, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract or otherwise.

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1.15	“LifeLock Alert” means information that is made accessible to a Subscriber by Service Provider indicating that data in the Subscriber Data matched data generated by the Alert Services, which LifeLock Alerts may be integrated into a bundle of other Service Provider Services or may be offered on a stand-alone basis by Service Provider, via such means as Service Provider elects from time to time to employ.

1.16	“National Shared Database” means the collection of data contributed by EWS Customers that is used for the provision of the EWS Services.

1.17	“Representatives” means a Party’s directors, officers, employees, contractors, attorneys, auditors, and accountants.

1.18	“Service Provider Services” means all identity protection and credit monitoring services that Service Provider offers to Subscribers, including LifeLock Alerts, whether offered by Service Provider as part of a bundle of services or as a stand-alone service accessed via Service Provider’s portals or Channel Partner Portals, as determined by Service Provider in its sole and absolute discretion.

1.19	“Subscriber” means any consumer to whom Service Provider provides access to the LifeLock Alerts via such means as Service Provider elects from time to time to employ, whether such Subscriber completed enrollment for and activation of the Service Provider Services pursuant to a Direct Subscriber Agreement or a Channel Partner Subscriber Agreement.

1.20	“Subscriber Agreements” mean the Direct Subscriber Agreements and the Channel Partner Subscriber Agreements.

1.21	“Subscriber Base” means each and every Subscriber.

1.22	“Subscriber Data” means the complete and accurate data elements described in the Documentation regarding the Subscriber Base.

2.	Integration; Processing Subscriber Data and EWS Alerts.

2.1	Relationship Managers and Quarterly Meetings. Each Party will name one of its employees as the primary liaison with the other Party (each, a “Relationship Manager”). The Relationship Managers will serve as the Parties’ points of contact. Each Party may change its Relationship Manager upon prompt written notice to the other Party. The Parties shall meet quarterly either in person or via teleconference.

2.2	Integration with Alert Services.

2.2.1	Documentation. In addition to the requirements set forth in this Agreement, Service Provider shall comply with the requirements set forth in the Documentation, as amended by Early Warning from time to time to address changes in technical requirements (including, but not limited to changes to file formats) that are needed for Service Provider to continue to access the Alert Services or to utilize new options or features of the Alert Services. Amendments to the Documentation shall be communicated to Service Provider sixty (60) days prior to the effective date of such amendment. Any amendment to Documentation that will require Service Provider to make technological changes, or otherwise will require changes to Service Provider’s systems and operations, shall become effective no fewer than ninety (90) days from the date of such amendment. However, Early Warning may amend the Documentation

IDENTITY CHEK Service Alerts	Page 3 of 32	Early Warning Services
Agreement		Confidential
Version 12.01.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

immediately upon written notice to Service Provider to the extent such amendment is reasonably necessary to ensure compliance with applicable laws or to address significant operational or security issues. In the event of any such required amendments described in the preceding sentence, Early Warning shall use commercially reasonable efforts to provide advance notice to Service Provider and to work with Service Provider to make any required technological changes to Service Provider’s systems and operations.

2.2.2	Set-up. Early Warning will provide Service Provider with descriptive, training and instructive materials describing the function, features, operation and use of the Alert Services, including the Documentation. Early Warning will promptly provide reasonable technical assistance to Service Provider Representatives with respect to Service Provider’s access to the Alert Services, including implementation and testing support, during each phase of development and final end-to-end integration and acceptance testing. Each Party shall provide all necessary equipment and complete all tasks required of it, as specified in the Agreement and applicable Documentation, to make the Alert Services accessible to Service Provider, including without limitation: (a) implementing any required interfaces between Early Warning’s systems used to provide the Alert Services (the “System”) and Service Provider’s systems, (b) assigning all security access, passwords and user IDs necessary to access the System to receive the Alert Services, and (C) preparing data, as described in this Agreement, for use on or with the System.

2.2.3	Acceptance Testing. Early Warning shall make the Alert Services available to Service Provider for acceptance testing no later than August 20, 2011. Service Provider shall have seventy-five (75) days after the date on which the Alert Services are made available to determine if the Alert Services comply in all material respects with the Documentation. If the Alert Services do not comply in all material respects with the Documentation, Early Warning shall correct any such failure to comply promptly.

2.2.4	Telecommunications. [****]

2.2.5	[****]. If Service Provider requests an update to the [****] that would affect Early Warning, Service Provider shall provide Early Warning advance notification in the form of a change request. Early Warning and Service Provider shall negotiate in good faith to determine whether the update is required and the related implementation timeframe, if any.

2.3	Transmission of Subscriber Data. Upon completion of the Acceptance Testing set forth in Section 2.2.3 above, Service Provider shall transmit Subscriber Data to Early Warning pursuant to the applicable Documentation for the purpose of Early Warning providing the Alert Services; provided, however, that Service Provider shall not incur any Fees until the earlier of a) the date on which Service Provider begins to provide access to LifeLock Alerts to Subscribers, and b) November 1, 2011 (the “Deadline Date”); provided, however, that if Early Warning fails to make the Alert Services available to Service Provider for acceptance testing by August 20, 2011 as set forth in Section 2.2.3, the Deadline Date shall be extended one day, beginning August 21, 2011, for each day that the Alert Services are unavailable to Service Provider for acceptance testing; by way of example only, if the Alert Services are not available to Service Provider for acceptance testing until August 26, 2001, the Deadline Date shall be extended five (5) days to November 6, 2011. Notwithstanding the foregoing, under no circumstances shall the Deadline Date extend beyond November 30, 2011. The date on which Fees are first incurred shall be called the “Launch Date”. In addition, Service Provider shall transmit all

IDENTITY CHEK Service Alerts	Page 4 of 32	Early Warning Services
Agreement		Confidential
Version 12.01.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

changes to Subscriber Data, including Subscribers who have cancelled or added their membership to a Service Provider Service that includes the LifeLock Alerts, on a daily basis to Early Warning pursuant to the applicable Documentation. Service Provider shall be responsible for ensuring the accurate, complete, and timely transmission of Subscriber Data to Early Warning. Service Provider represents and warrants to Early Warning that Service Provider has provided to or obtained from Subscribers all disclosures, notices, opt-outs, opt-ins or consents required under applicable law with respect to any Subscriber Data delivered, transmitted or disclosed in any fashion to Early Warning under this Agreement.

2.4	Periodic Analysis. Upon the Effective Date and thereafter upon Service Provider’s reasonable written request, Early Warning will provide sample output data from Alert Services solely for Service Provider’s use in determining how to bundle the Alert Services with the Service Provider Services and to conduct functional integration testing. Upon such request, Early Warning shall provide to Service Provider no more frequently than one (1) time each six (6) months, an analysis of Subscriber Data describing risks, trends, and insights (“Periodic Analysis”). Each Periodic Analysis may be used, in Service Provider’s sole and absolute discretion, in support of Service Provider’s marketing efforts related to the Service Provider Services and also as necessary or desirable under applicable laws. The Periodic Analysis shall be derived solely from [****] and shall not require external research. Although the Periodic Analysis may be used to improve Service Provider’s marketing efforts, the Periodic Analysis shall be considered Early Warning’s Confidential Information.

2.5	Generation of EWS Alerts. Early Warning will process the Subscriber Data through the applicable Alert Services pursuant to the Documentation. An EWS Alert indicates that one of the events described in this subsection has occurred. The fees in Exhibit B set forth the applicable charges for EWS Alerts of the types set forth below. If Early Warning and Service Provider mutually agree to add additional types of events in addition to those listed below, including without limitation [****], to the EWS Alerts in the future, the parties shall amend this Section 2.5 and Exhibit B accordingly. EWS Alerts are generated when any of the following events occurs using a Subscriber’s personal information:

2.5.1	an attempt to open a demand deposit account has been made;

2.5.2	a demand deposit account has been opened;

2.5.3	a change to an existing demand deposit account have been made; or

2.5.4	an attempt to open a credit card account has been made.

2.6	Transmission of EWS Alerts to Service Provider. Early Warning shall send EWS Alerts to Service Provider pursuant to the applicable Documentation and Exhibit A.

2.7	Communication of LifeLock Alerts to Subscribers. Service Provider shall make an attempt to transmit each LifeLock Alert to the applicable Subscriber within [****] following receipt from Early Warning. Service Provider shall include in the Direct Subscriber Agreement, and, as appropriate, cause to be included in the Channel Partner Subscriber Agreement, language indicating that the LifeLock Alert was provided at the Subscriber’s request in accordance with service terms and conditions that authorize Service Provider to obtain this information on the Subscriber’s behalf.

2.8	Access to Alert Services. Service Provider shall use the Alert Services solely for requesting EWS Alerts on behalf of, and making LifeLock Alerts available to, Subscribers as set forth in this Agreement. Service Provider shall not distribute, transmit, disseminate, or disclose, in any form or by any means, EWS Alerts or LifeLock Alerts, or any part thereof, to any unauthorized person or entity, or sell, resell, sublicense, or otherwise transfer EWS Alerts or LifeLock Alerts incorporating EWS Alerts, or any part thereof, to any unauthorized person or entity.

IDENTITY CHEK Service Alerts	Page 5 of 32	Early Warning Services
Agreement		Confidential
Version 12.01.10

2.9	Retention of EWS Alerts. Service Provider shall have the right to retain the EWS Alerts for so long as Service Provider reasonably determines is necessary to provide the Service Provider Services, solely to a) provide Subscriber access to the LifeLock Alerts, b) run and use analyses on the EWS Alerts and LifeLock Alerts, including without limitation aggregate analyses, and c) provide remediation services to Subscribers. Service Provider shall not resell the EWS Alerts, nor shall it repackage the EWS Alerts into a new LifeLock Alert subsequent to the initial LifeLock Alert being made accessible to the appropriate Subscriber; provided, however, that nothing shall prohibit Service Provider from making the initial LifeLock Alert available to the Subscriber via a variety of delivery methods of Service Provider’s choice or from providing Subscribers with periodic summaries of the LifeLock Alerts such Subscribers have received over certain periods of time. Service Provider may also not resell the retained EWS Alerts to any other entity, including a successor entity of Service Provider. Service Provider may not create derivative works from the EWS Alerts; provided, however, that Service Provider shall have the right to package the EWS Alerts into LifeLock Alerts and such LifeLock Alerts shall not be deemed derivative works; and provided, further that, any analyses run pursuant to (b) above shall not be deemed to be derivative works. Early Warning acknowledges and agrees that the LifeLock Alerts shall not be deemed “derivative works” of the EWS Alerts for purposes of this Agreement. For as long as EWS Alerts remain in Service Provider’s possession, Service Provider shall be responsible for the continuing protection of such EWS Alerts in compliance with the requirements of Section 7 of this Agreement; provided, however, that Early Warning acknowledges and agrees that the provision of the LifeLock Alerts to Subscribers pursuant to the terms of this Agreement shall not constitute a breach of such confidentiality obligations and the LifeLock Alerts shall not be deemed “Confidential Information” pursuant to Section 7. Service Provider shall not store EWS Alerts outside of the United States without prior written approval from Early Warning.

2.10	Inquiries Regarding LifeLock Alerts. Service Provider shall be responsible for responding to all inquiries from Subscribers regarding LifeLock Alerts. Service Provider shall make a reasonable attempt to respond to each inquiry received from a Subscriber concerning LifeLock Alerts, including consulting the available Documentation relating to the Alert Services, prior to contacting Early Warning for assistance. Early Warning shall use its reasonable best efforts to assist Service Provider in the event that any EWS Customer does not cooperate with Service Provider in Service Provider’s efforts to help to provide remediation services to Subscribers as a result of any information contained in a LifeLock Alert related to such EWS Customer, including, without limitation, assisting Service Provider in communicating with EWS’ contact at such EWS Customer.

2.11	Error Resolution. If, at any time during the Term of this Agreement, Service Provider notifies Early Warning of a failure of the EWS Services to conform to the Documentation (an “Error”), or Early Warning otherwise has reason to believe that an Error exists, Early Warning shall use commercially reasonable efforts to verify and fix such Error pursuant to the Problem Management Process attached hereto as Exhibit C.

2.12	Information Regarding LifeLock Alert Disposition. Service Provider shall make reasonable efforts to provide information to Early Warning regarding whether the LifeLock Alert was confirmed by the Subscriber, such information to be provided to Early Warning no later than five (5) business days following the conclusion of the month in which the LifeLock Alert was made available to the Subscriber. Early Warning acknowledges and agrees that Service Provider’s failure to obtain such confirmation from any Subscribers does not constitute a breach of this Section 2.12.

IDENTITY CHEK Service Alerts	Page 6 of 32	Early Warning Services
Agreement		Confidential
Version 12.01.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

2.13	[****]

2.14	Access of Information Regarding Use of Alert Services. Service Provider authorizes Early Warning to use information concerning Service Provider’s use of the Alert Services including, but not limited to the Subscriber Data, solely to (i) bill Service Provider for its use of the Alert Services, (ii) prepare reports for Early Warning’s internal use, (iii) verify Service Provider’s compliance with the terms of this Agreement, (iv) perform or enforce its obligations under this Agreement; and (v) conduct internal data analytics, parsing routines, data modeling, and other analyses as deemed necessary by Early Warning to test, evaluate, develop, and enhance the Alert Services.

3.	Marketing and Use of the Alert Services.

3.1	Direct-to-Consumer Subscriber Services. Subject to the terms and conditions of this Agreement and the Documentation, Service Provider may market and sell LifeLock Alerts, either as part of a bundle of other Service Provider Services or as a stand-alone Service Provider Service, pursuant to Direct Subscriber Agreements entered into with Subscribers.

3.2	Indirect-to-Consumer Subscriber Services. Subject to the terms and conditions of this Agreement and the Documentation, Service Provider may market and/or resell LifeLock Alerts through Channel Partners to such Channel Partners’ customers, members, affiliates, or employees, either as part of a bundle of other Service Provider Services or as a stand-alone Service Provider Service, pursuant to the terms of Channel Partner Subscriber Agreements; provided, however, that if a Channel Partner markets and/or resells the LifeLock Alerts through another entity, such entity must be another Channel Partner. To the extent that a Subscriber shall access a LifeLock Alert through a Channel Partner Portal, Service Provider shall ensure that its agreement with such Channel Partner shall contain authentication requirements and processes at least as stringent as those contained as those in Sections 6 and 13 of this Agreement, and security and confidentiality terms at least as stringent as those contained in Section 7 of this Agreement. Channel Partners shall not have access to the Alert Services. Notwithstanding Section 12.2, in the event that a Service Provider has not met the obligations set forth in this Section with respect to a Channel Provider, as discovered through Early Warning’s rights contained in Section 13.2.1 or otherwise, such Channel Partner shall not be permitted to market and/or resell LifeLock Alerts if Service Provider fails to amend its agreement with such Channel Partner within thirty (30) days of receipt of notice of Service Provider’s failure to comply with this Section 3.2; provided, however, that if Service Provider provides reasonably acceptable evidence that such Channel Partner employed authentication requirements and processes at least as stringent as those contained herein prior to the amendment of such Channel Partner’s agreement with Service Provider, Service Provider shall have the right to continue to provide the Alert Services to all Subscribers who enrolled for the Service Provider Services through such Channel Partner prior to the amendment of such Channel Partner’s agreement with Service Provider.

3.3	Training. Service Provider shall have primary responsibility for training Service Provider Representatives in the proper use of the Alert Services under this Agreement. Early Warning will provide training sessions, at no additional cost to Service Provider, on the Alert Services at Service Provider’s principal offices (or by teleconference or web conference) not more than three (3) times per calendar year during the Term of the Agreement at times and dates reasonably requested by Service Provider, unless otherwise agreed to by the Parties.

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Agreement		Confidential
Version 12.01.10

3.4	Use of Early Warning Marks.

3.4.1	Except as provided below, Service Provider shall not use Early Warning Marks in any sales, marketing or publicity activities or materials for the Service Provider Services.

3.4.2	Service Provider may only use the Early Warning Marks in sales, marketing and publicity activities and materials that will be used to market Service Provider Services to Financial Services Organizations pursuant to the terms and conditions of this Section 3.4. All promotional and marketing materials used by Service Provider in marketing Service Provider Services to Financial Services Organizations shall be approved by Early Warning and include the relevant Early Warning Mark(s) solely in the form(s) set forth in the Branding Guidelines provided to Service Provider and shall also include all trademark and copyright notices as provided by Early Warning, as applicable. Within ninety (90) days of Early Warning’s request, Service Provider agrees to revise the promotional and marketing materials to include any material changes in the functionality or capability of the Alert Services or any changes in the Branding Guidelines. Early Warning hereby grants to Service Provider a non-exclusive, non-transferable right to use the relevant Early Warning Marks, as set forth in the Branding Guidelines provided to Service Provider, for the sole purpose of marketing the Service Provider Services solely to Financial Services Organizations as authorized by this Agreement; provided that Service Provider adheres to the specifications and requirements set forth in the Branding Guidelines. Service Provider shall not knowingly challenge or assist others to challenge the Early Warning Marks or the registration thereof or attempt to register or cause to be registered the Early Warning Marks. Service Provider understands and agrees that all use and goodwill associated with the Early Warning Marks will inure to the benefit of Early Warning. Upon termination or expiration of this Agreement, Service Provider will cease to use the Early Warning Marks. Except as expressly provided herein, Early Warning does not grant to Service Provider any license, right, title, or interest of any kind in, to, or under the Early Warning Marks. In the event that the Branding Guidelines are amended or supplemented, Early Warning shall promptly provide such amended or supplemented Branding Guidelines to Service Provider.

3.5	Publicity. Neither Party shall issue any press release, interviews or other public statement regarding this Agreement or the Parties’ relationship without the prior written consent of the other Party.

3.6	Service Provider-Subscriber Relationship. Service Provider shall establish the terms and conditions (including fees) on which it will provide LifeLock Alerts to Subscribers. Early Warning shall have no liability arising out of any Subscriber Agreement, including, without limitation, any duties or obligations (contractual, at law or otherwise) owed by Service Provider to any Subscriber or by any Subscriber to Service Provider under the Subscriber Agreement.

3.7	Review of Processes. From time to time as requested by either Party, the Parties shall review the marketing and sales processes described in this Section.

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3.8	Ownership.

3.8.1	Early Warning retains all right, title and interest in and to the EWS Services and the System, modifications, adaptations or developments which are developed by or on behalf of Early Warning and used in connection with the EWS Services, and, other than the licenses expressly granted herein, this Agreement does not transfer any ownership right, title or interest in the EWS Services or System, or any part or component thereof, to Service Provider. Service Provider shall have the right to develop services incorporating the EWS Alerts into LifeLock Alerts so long as Service Provider does not infringe upon the proprietary rights of Early Warning. Early Warning acknowledges and agrees that the LifeLock Alerts and the provision of the LifeLock Alerts to Subscribers as set forth in this Agreement and in the Documentation do not infringe upon the proprietary rights of Early Warning. Upon request by Early Warning, Service Provider will execute and deliver to Early Warning any documents that may be necessary or desirable to preserve, or enable Early Warning to protect, its rights with respect to the EWS Services and System.

3.8.2	Except as expressly provided herein, neither Party grants to the other Party any license, right, title, or interest of any kind in, to, or under any of the other Party’s Confidential Information as defined in Section 7 or intellectual property rights, including its trade secrets, patent rights, copyrights, service marks and trademarks.

3.8.3	Service Provider and Early Warning’s relationship hereunder is not exclusive. Nothing in this Agreement shall limit either Party’s right to directly or indirectly sell, license, use, promote, market, exploit, develop or otherwise deal in any technology, software, hardware, product or service or enter into any business arrangement of whatever nature or description, including without limitation arrangements similar to those contemplated in this Agreement, with licensors, suppliers, distributors, original equipment manufacturers or any other third party wherever located.

4.	Service Levels.

4.1	Service Levels. Early Warning agrees that it shall provide the Alert Services in compliance with the Service Levels as defined and set forth in Exhibit A attached hereto; provided, however, that for the first six months following the Launch Date, Service Provider’s only remedy in the event that Early Warning fails to comply with the Service Levels shall be the termination right set forth in Section 12.7.

4.2	Reporting. Early Warning will measure and monitor its performance of the Service Levels. In the event that Early Warning does not meet the Service Levels for a given month and in addition to its reporting obligations pursuant to Exhibit C, Early Warning shall, within the first ten business days of the following month, provide Service Provider with a written report describing the performance of the Service Levels, including a description of the root cause for the failure to meet the Service Levels and the planned corrective action to prevent the reoccurrence of such failure.

5.	Fees and Payment.

5.1	Fees. The fees for the Alert Services are as set forth in Exhibit B to this Agreement. The Alert Services fees shall commence on the Launch Date as defined in Section 2.3. All other fees shall be billed when incurred. Unless otherwise specified by Service Provider, Early Warning will send all invoices for the fees and expenses due and owing pursuant to this Agreement for the preceding month to the address specified in Section 5.3. Within ten (10) business days after the beginning of each month, Early Warning will present Service Provider with an invoice for the fees and expenses due and owing pursuant to this Agreement for the preceding month. Invoices shall be calculated pursuant to Exhibit B.

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Agreement		Confidential
Version 12.01.10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

5.2	Taxes. Service Provider is responsible for all applicable taxes, duties, or other charges, including sales or use taxes, imposed by any federal, state, or local governmental entity on the furnishing of the Alert Services by Early Warning under this Agreement, except for taxes based on Early Warning’s net income, gross revenue, or employment obligations. If Early Warning is obligated by applicable law or regulation to collect and remit any taxes relating to the Alert Services (except for taxes based on employment obligations), then Early Warning shall add the appropriate amount to Service Provider’s invoices as a separate line item.

5.3	Payments. Service Provider shall “push” automated clearing house payments (each, an “ACH Payment”) to the account set forth in the completed LifeLock, Inc. Direct Deposit Form to be provided to Early Warning to pay amounts due and owing to Early Warning, in accordance with applicable laws and the Rules and Operating Guidelines of the National Automated Clearing House Association as amended, modified or supplemented from time to time. Service Provider shall make such ACH Payment within thirty (30) days following the invoice date for all amounts shown on such invoice.

Contact Name:	[****]
Title:	[****]
Address:	16552 N. 90th Street, Suite 100, Scottsdale, AZ 85260
Phone: Fax:	[****] [****]
Email:	[****]
Tax Payer ID:	[****]

5.4	Late Fee. Early Warning may charge Service Provider a late payment fee of [****] or the maximum rate permitted by applicable law on all past due amounts that are not subject to a good faith dispute.

5.5	Expenses. Each Party shall be solely responsible for all expenses incurred by such Party in connection with its performance under this Agreement, including, without limitation, expenses related to: local marketing and promotion; support services (if any), marketing, sales, support and delivery activities that bundle or otherwise include Alert Services, travel and other expenses.

6.	Subscriber Authentication Process for Service Provider Services.

6.1	Screening Standards. Service Provider shall employ commercially reasonable standards for identity verification and authentication of Subscribers prior to enrolling Subscribers in the Service Provider Services. [****]

6.2	Screening Upon Subscriber-Requested Changes. Consistent with the standards described in Section 6.1, Service Provider shall verify each and every request by Subscribers to change any access mechanisms or qualifications to the Service Provider Services and to change any information maintained by Service Provider regarding the Subscriber regardless of the mechanism (e.g. internet, mobile, telephone, mail) through which the request to change information was received.

7.	Confidentiality and Security.

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7.1	Definition. “Confidential Information” means all proprietary information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including, without limitation, information relating to the Disclosing Party’s technology, operations, systems, databases, software, programs, applications, documentation, manuals, products, services, policies, procedures, facilities, security practices, research, development, business affairs, marketing or sales plans, pricing or pricing strategies, strategic plans, unpublished financial information, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, and copyrightable subject matter. Without limiting the foregoing, the EWS Alerts and the Documentation shall be considered Early Warning’s Confidential Information, and the Subscriber Data shall be considered Service Provider’s Confidential Information.

7.2	Obligations. The Receiving Party agrees: (a) to restrict access to the Disclosing Party’s Confidential Information to those of its Representatives who need to know such information in order to fulfill the Receiving Party’s responsibilities under this Agreement; (b) to take appropriate action by separate agreement having terms no less restrictive than the terms of this Agreement with those Representatives having access to the Confidential Information to fulfill its obligations under this Agreement; (c) to use the Disclosing Party’s Confidential Information solely for the purposes contemplated by this Agreement; (d) not to use or disclose any Confidential Information for any purpose other than the purpose for which such information was provided in connection with the performance of this Agreement; and (e) to use at least the same degree of care to avoid unauthorized disclosure or use of the Disclosing Party’s Confidential Information as it uses to protect its own confidential information, but no less than a reasonable degree of care. Each Party shall be responsible for any breach of this Section by its respective Representatives.

7.3	Exceptions. Notwithstanding the foregoing, Confidential Information will not include information which: (a) is now, or hereafter becomes generally known or available to the public other than as a result of a disclosure by or through the Receiving Party in breach of this Agreement; (b) is acquired by the Receiving Party before receiving such information from the Disclosing Party and without restriction as to use or disclosure; (c) is hereafter rightfully furnished to the Receiving Party by a third party, without restriction as to use or disclosure; or (d) is information that the Receiving Party can demonstrate was independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information.

7.4	Required Disclosure. In the event that the Receiving Party is requested or required to disclose any Confidential Information of the Disclosing Party pursuant to a valid subpoena, court or governmental request or order, or in any judicial or administrative proceeding or similar process, then the Receiving Party will, to the extent permitted by applicable law, provide the Disclosing Party with prompt notice of such request or requirement so that the Disclosing Party may seek an appropriate protective order. If, in the absence of a protective order or a waiver of this Section by the Disclosing Party, the Receiving Party is nonetheless, in the opinion of the Receiving Party’s counsel, legally required to disclose such Confidential Information, the Receiving Party may disclose such information without liability hereunder, provided, however, that the Receiving Party shall disclose only that portion of such Confidential Information which it is legally required to disclose.

7.5	Non-Monetary Damages. The Receiving Party agrees that money damages may not be a sufficient remedy for breach of the obligations in this Section. Accordingly, in addition to all other remedies that the Disclosing Party may have, the Disclosing Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach of this Section by the Receiving Party.

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7.6	Duties Upon Termination. Upon termination of this Agreement, except with respect to Service Provider’s retention rights under Section 2.9, the Receiving Party shall return to the Disclosing Party, or destroy (except as may be contained in back-up files create in the ordinary course of business that are recycled in the ordinary course of business), all Confidential Information of the Disclosing Party which remains in the Receiving Party’s possession, and shall make no further use of any such Confidential Information; provided, however, that the Receiving Party may retain the Disclosing Party’s Confidential Information to the extent required by any applicable law. Upon the Disclosing Party’s request, the Receiving Party shall certify in writing that all Confidential Information has been returned to the Disclosing Party or destroyed in accordance with this Section.

7.7	GLBA. To the extent that any information obtained by the Receiving Party is “nonpublic personal information” about “consumers” or “customers” as such terms are defined in GLBA and in regulations issued thereunder (collectively, “Consumer Data”), then in addition to the obligations of the Receiving Party under this Section 7, the Receiving Party agrees that it will not disclose or use such Consumer Data provided to it by the Disclosing Party under this Agreement other than to carry out the purpose of this Agreement or in any manner prohibited by the GLBA or the regulations issued thereunder. The Receiving Party further covenants and agrees to maintain appropriate measures designed to meet the objectives of the applicable guidelines establishing information security standards as adopted by any federal regulatory agencies having jurisdiction over Receiving Party’s affairs. These measures include appropriate disposal of Consumer Data, as required, and taking appropriate actions to address incidents of unauthorized access to sensitive Consumer Data, including notification to the other Party as soon as possible of any such incident. Without limiting the foregoing, each Party represents and warrants that its information security program is designed to: (i) ensure the security and confidentiality of Consumer Data; (ii) protect against any anticipated threats or hazards to the security or integrity of such data; and (iii) protect against unauthorized access to or use of such data that could result in substantial harm or inconvenience to any consumer.

7.8	Security Breach. In the event of a breach in security resulting in actual or suspected loss of or unauthorized access to any Customer Data, the breached Party shall: (a) immediately notify the other Party of the breach both orally and in writing; (b) promptly conduct a forensics examination to determine to what extent such information was compromised; (c) promptly provide to the other Party, in writing, details concerning the breach, including (i) nature and impact of the breach, (ii) assessment of immediate risk due to the breach, (iii) corrective actions already taken, and (iv) corrective actions to be taken; (d) promptly cooperate with the other Party and any affected consumers, regulators and law enforcement to assist in regaining possession of the information and prevent its further unauthorized use and to notify affected consumers if required by applicable laws; (e) promptly take the corrective actions identified in (iv) above; and (f) promptly take measures to restore and enhance its security policies and procedures to avoid further breaches.

7.9	Background Checks. Neither Party shall knowingly permit any of its Representatives to access the Alert Services or Subscriber Data if the person has been convicted of a crime in connection with: (a) a dishonest act, breach of trust, or money laundering, or has agreed to enter into a pretrial diversion or similar program in connection with a prosecution for such offense, as described in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829(a); or (b) a felony.

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7.10	Business Continuity. Each Party shall maintain throughout the term of the Agreement a disaster recovery and business continuity plan that substantially conforms to current industry standards.

7.11	Agreement Confidentiality. Neither Party shall disclose the terms or existence of this Agreement except as expressly provided herein to any third party (other than its advisors, investors and potential investors or acquirors subject to confidentiality obligations consistent with the confidentiality terms in this Agreement) except that the existence and terms of this Agreement may be disclosed as necessary to perform under and enforce this Agreement and the existence may be disclosed by Service Provider to Channel Partners, and to EWS Customers by Early Warning as necessary to facilitate Early Warning’s performance of this Agreement; provided, however, that Early Warning shall disclose only the existence of this Agreement, and not its terms and conditions, to EWS Customers hereunder. Notwithstanding the foregoing, discussion by Service Provider about the features and functionality of the LifeLock Alerts as a Service Provider Service with any third parties, orally or in writing, shall not be deemed to be a disclosure of the terms or existence of this Agreement. Notwithstanding the foregoing, Early Warning shall have the right to publicize that it has executed an identity alert agreement; provided, however, that Early Warning shall not in any way mention or in any way refer specifically to Service Provider in such public statement; and provided, further, that Early Warning shall obtain Service Provider’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, to any such public statement.

8	Representations and Warranties.

8.1	Authority. Each Party represents and warrants that: (a) it has all requisite legal and corporate power to execute and deliver this Agreement, (b) it has taken all corporate action necessary for the authorization, execution and delivery of this Agreement, (c) no agreement or understanding with any third Party that interferes with or will interfere with its performance of its obligations under this Agreement, (d) it has obtained and will maintain all rights, approvals and consents necessary to perform its obligations and grant all rights and licenses granted under this Agreement, and (e) it has taken all action required to make this Agreement a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

8.2	Compliance with Laws. Each Party represents and warrants that it will perform all of its obligations under this Agreement in compliance at all times with all applicable laws.

8.3	Non-Infringement. Early Warning represents and warrants that the Alert Services as provided by Early Warning under this Agreement and Service Provider’s use of those Alert Services, when used in accordance with the terms of this Agreement, do not and will not infringe or misappropriate any patent (United States only), copyright, trade secret, trademark or other intellectual property or proprietary rights of any third party. If any part of the Alert Services infringes or misappropriates, or in Early Warning’s opinion, is likely to infringe or misappropriate, the intellectual property rights of a third party, Early Warning shall use its best efforts to attempt, at its option and expense: (a) to procure the right or license to continue to use such infringing Alert Services as contemplated hereunder; (b) to modify the affected Alert Services such that the infringement is removed without materially adversely affecting the characteristics, features, and functionality of the Alert Services; or (c) to replace the affected Alert Services with Alert Services having all of the same or better characteristics, features and functionality. If Early Warning is unable to undertake any of the steps described in the preceding sentence, Early Warning may terminate this Agreement without liability for such termination by providing notice of termination to Service Provider.

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8.4	Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EARLY WARNING MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED BY OR ON BEHALF OF EARLY WARNING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE ACCURACY, QUALITY, COMPLETENESS, CURRENCY, RELIABILITY OR TIMELINESS OF THE DATA PROVIDED THROUGH THE SERVICES, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES THAT THE SERVICES WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE.

9.	Indemnity.

9.1	Early Warning’s Indemnity. Early Warning agrees to indemnify, hold harmless and defend Service Provider, and all of its directors, officers, employees, successors and assigns (each a “Service Provider Indemnified Party”) from and against any and all third party claims, demands, threats, suits, proceedings, losses, costs, expenses, or damages (including reasonable attorneys’ fees) (“Damages”) actually and reasonably incurred by a Service Provider Indemnified Party, to the extent such Damages arise out of or relate to the following: (a) any material breach of any representation, warranty, or covenant of this Agreement by Early Warning or (b) any claim or allegation that the Alert Services, as provided to Service Provider, infringe any trademark, copyright, patent, or other proprietary right of a third party; provided, however, that Early Warning shall have no obligation to indemnify Service Provider for any infringement claim to the extent that the infringement was primarily caused by (i) integration of the Alert Services (or any portion thereof) into the Service Provider Services; (ii) modification by Service Provider of the Alert Services (or any portion thereof), or (iii) use of the Alert Services in violation of this Agreement. If the Alert Services become, or in Early Warning’s reasonable opinion, are likely to become, the subject of an infringement claim, Early Warning shall use its best efforts to attempt to, at its option, (x) procure for Service Provider the right to continue to use the Alert Services at no additional charge, or (y) provide Service Provider with access to a non-infringing version of the Alert Services that is of equivalent functionality as the infringing version of the EWS Services. If Early Warning is unable to undertake any of the steps described in the preceding sentence, Early Warning may terminate this Agreement upon written notice to Service Provider.

9.2	Service Provider’s Indemnity. Service Provider agrees to indemnify, hold harmless and defend Early Warning and all of its directors, officers, employees, successors and assigns (each a “Early Warning Indemnified Party”) from and against any Damages actually and reasonably incurred by a Early Warning Indemnified Party to the extent such Damages arise out of or relate to the following: (a) any material breach of any representations, warranties, or covenants in this Agreement by Service Provider; (b) any errors in Service Provider’s transmission of LifeLock Alerts to Subscribers; (c) any Subscriber Agreement; or (d) any claim or allegation that the Alert Services, when integrated with the Service Provider Services and provided to Subscribers by Service Provider, infringes any trademark, copyright, patent or other proprietary right of any third party, but only to the extent that such infringement claims are primarily caused by such integration.

9.3

Procedures for Indemnifiable Claims. For an indemnified Party to be entitled to any indemnification provided for in Section 9.1 or Section 9.2 above, such indemnified Party must notify the indemnifying Party with the obligation to indemnify in writing of the indemnifiable claim promptly after receipt by such indemnified Party of written notice of the indemnifiable claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying Party

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

shall have been actually materially prejudiced as a result of such failure. After receipt of such notice, the indemnifying Party shall assume the defense of, compromise or settle the indemnifiable claim at its expense, provided, however, that the indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that provides for non-monetary relief without the consent of the indemnified Party. The indemnified Party may retain separate counsel at its own expense. The indemnified Party shall provide to the indemnifying Party all information, assistance and authority reasonably requested to evaluate any indemnifiable claim and effect any defense, compromise or settlement thereof. If the indemnifying Party fails to defend an indemnified Party as provided in this Section 9 after reasonable notice of an indemnified claim, the indemnified Party may defend, compromise or settle the claim in any manner it reasonably deems appropriate, provided that the indemnifying Party shall remain responsible for any losses, liabilities or damages the indemnified Party suffers arising from the indemnifiable claim to the fullest extent provided under this Section.

10.	Limitation of Liability.

10.1	Disclaimer of Indirect Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR LIABILITY ARISING FOR A PARTY’S BREACH OF ITS APPLICABLE OBLIGATIONS IN SECTION 7 OR ANY INDEMNIFICATION OBLIGATIONS UNDER SECTION 9 RELATING TO OR ARISING FROM ANY UNPERMITTED DISCLOSURE OF CONFIDENTIAL INFORMATION, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS REPRESENTATIVES BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUE OR BUSINESS OPPORTUNITIES, SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE ALERT SERVICES, EVEN IF SUCH PARTY IS INFORMED OR IS OTHERWISE AWARE OR SHOULD BE AWARE, OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

10.2	Disclaimer of Direct Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR LIABILITY ARISING FOR A PARTY’S BREACH OF ITS APPLICABLE OBLIGATIONS IN SECTION 7 OR ANY INDEMNIFICATION OBLIGATIONS UNDER SECTION 9 RELATING TO OR ARISING FROM ANY UNPERMITTED DISCLOSURE OF CONFIDENTIAL INFORMATION, PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY EITHER PARTY OR ITS REPRESENTATIVES, OR THE FRAUDULENT CONDUCT, GROSS NEGLIGENCE OR WILLFUL OR RECKLESS MISCONDUCT OF A PARTY OR ITS REPRESENTATIVES, EACH PARTY’S CUMULATIVE AGGREGATE LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR ALL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WILL BE LIMITED TO [****]

11.	Dispute Resolution.

11.1	Dispute Resolution. All disputes arising out of or related to this Agreement, or a breach thereof, shall be resolved by binding arbitration through the American Arbitration Association (the “AAA”), before a single arbitrator, formerly a judge or justice of a federal or state trial or appellate court, in accordance with the AAA’s Commercial Arbitration rules in effect as of the date an arbitration demand is filed (except to the extent in conflict with this Section 11.1 in which case this Section 11.1 shall govern). Notwithstanding the foregoing, each party shall have the right to seek an injunctive or other equitable relief under this Agreement in a court of competent jurisdiction to protect its intellectual property and/or Confidential Information. The arbitration shall be conducted in Phoenix,

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Arizona. The arbitration shall be conducted before one neutral, independent arbitrator with experience relevant to the nature of the dispute. If the parties cannot agree on a single arbitrator, each party shall appoint one neutral, independent arbitrator and such selected arbitrators shall select a third neutral, independent arbitrator and a panel constituted of such three neutral, independent arbitrators shall hear the claim. However, each arbitrator shall be a former judge or justice of a federal or state trial or appellate court. Each party shall bear its own cost of arbitration and the cost of the hearing shall be split equally between the parties. The final decision of the arbitrator, or the panel if appropriate, shall be in writing and enforceable by a court of competent jurisdiction. The statutes of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a Party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder or to obtain interim relief, neither Party, nor the arbitrator, may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties, with the further exception that either party may disclose the existence, content or results of such arbitration to such party’s legal advisors, accountants or as otherwise required by law. This Agreement, as well as the underlying transaction, evidence a transaction in interstate commerce, and thus the Federal Arbitration Act (9 U.S.C. § 1 et seq.) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

11.1.1	Document requests in the arbitration shall be limited as follows. Not more than ten (10) days following selection of the arbitrator, each party shall serve upon the other party a request for production of documents which shall have the same specificity as a notification to produce documents at trial pursuant to 16 Arizona Revised Statutes, Arizona Rules of Civil Procedure, Rule 34. Each party shall respond to the other party’s request for production of documents on the earlier of ten (10) days after service of the document request or twenty (20) days before the start of arbitration hearings. Thereafter, each party shall produce responsive, non-privileged documents to the other not less than ten (10) days before the start of arbitration hearings. Any dispute regarding the requests or responses to the requests shall be resolved by the arbitrator as the first order of business.

11.1.2	In addition, not less than ten (10) days before the start of the arbitration hearing, each party shall serve upon the other a written designation of witnesses the party expects to call to support its claims or defenses, in the order in which the party expects to call them, including expert witnesses, with a one-paragraph description of each witness’ expected testimony.

11.2	Continued Performance. If a dispute is being resolved before this Agreement expires, each Party will, unless otherwise directed by the other Party, continue performing its obligations to the other Party (other than Service Provider’s obligation to pay amounts disputed in good faith).

11.3	Governing Law. This Agreement will be governed by and construed in accordance with the applicable laws of Delaware, without giving effect to the principles of that state relating to conflicts of laws.

11.4	Waiver of Jury Trial. BOTH PARTIES AGREE TO WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN THE RESOLUTION OF THE DISPUTE OR CLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT.

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12.	Term and Termination.

12.1	Term. Unless terminated earlier pursuant to this Agreement, this Agreement shall be for a three (3) year period (the “Initial Term”) beginning on the Effective Date of this Agreement. After the Initial Term, this Agreement shall be renewed automatically for an indefinite number of consecutive one-year terms (each a “Renewal Term”), until and unless either Party provides written notice of non-renewal to the other Party at least sixty (60) days prior to the expiration of the Initial Term or then-current Renewal Term. The Initial Term together with all Renewal Terms is referred to as the “Term.”

12.2	Termination for Cause. Either Party may terminate this Agreement, in whole or in part, as of the date specified in a notice of termination if the other Party materially breaches its obligations under this Agreement and does not cure that breach within thirty (30) days after receiving written notice of the breach. In the event that Service Provider terminates the Agreement pursuant to this Section 12.2 before the Launch Date, Early Warning shall promptly return to Service Provider all of the Real-time Response Implementation Fees set forth in Exhibit B.

12.3	Termination for Financial Insecurity. As a result of the special knowledge, judgment, taste, skill, and/or ability involved in the performance of this Agreement, either Party may terminate this Agreement, in whole or in part, for cause as of the date specified in a termination notice if the other Party: (a) files for bankruptcy, (b) becomes or is declared insolvent, (c) is the subject of any proceedings (not dismissed within thirty (30) days) related to its liquidation, insolvency or the appointment of a receiver or similar officer for that Party, (d) makes an assignment for the benefit of all or substantially all of its creditors, (e) takes any corporate action for its winding-up, dissolution or administration, or (f) enters into an agreement for the extension or readjustment of substantially all of its obligations.

12.4	Termination for Business Necessity. Early Warning may terminate this Agreement upon written notice to Service Provider if Early Warning determines to no longer offer Alert Services through similarly-situated service providers; provided, however, that Early Warning shall provide Service Provider with at least ninety (90) days’ written notice prior to terminating this Agreement pursuant to this Section.

12.5	Termination for Improper Use. Early Warning may terminate this Agreement upon written notice to Service Provider if any EWS Alerts provided to Service Provider are used or disclosed by Service Provider contrary to this Agreement, provided such breach is not cured within ten (10) days following written notice of such unauthorized use or disclosure. Service Provider may terminate this Agreement upon written notice to Early Warning if any Subscriber Data provided to Early Warning is used or disclosed by Early Warning contrary to this Agreement, provided such breach is not cured within ten (10) days following written notice of such unauthorized use or disclosure.

12.6	Termination for Reputational Risk. Either Party may terminate this Agreement upon written notice to the other Party if a Party is associated with a security breach that materially adversely affects other entities or if any directors or officers of a Party are formally accused of fraudulent or illegal conduct which, in the Party’s good faith determination, materially harms the Party’s general reputation or would harm the Party’s reputation by its continued association with the other Party.

12.7	Termination for Service Level Termination Right Event. Service Provider shall have the right to terminate this Agreement pursuant to Section E of Exhibit A.

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12.8	Provision of EWS Alerts in Event of Termination. In the event of termination of this Agreement by Early Warning pursuant to this Agreement, Service Provider shall cease providing LifeLock Alerts containing EWS Alerts to all Subscribers within ten (10) business days.

12.9	Termination for Launch Failure. In the event that the Launch Date has not occurred on or before December 31, 2011, Service Provider may terminate this Agreement via written notice of its intention to terminate to Early Warning within five (5) business days of December 31, 2011. The termination right contained in this Section shall only be available at the proscribed time.

12.10	Survival. Sections 2.9, 2.14, 3.4, 3.8, 7, 8, 9, 10, 11, 12.8, 12.10, and 12.11 shall survive termination of this Agreement

12.11	Wind Down Period. In cases where this Agreement has been terminated by Early Warning but was not terminated as a result of Service Provider’s breach of Section 7, Early Warning’s rights under Section 12.4, Section 12.8, or otherwise by cause or as a result of the unavailability of the Alert Services, Early Warning shall cooperate with Service Provider for at least three (3) months after the effective date of termination (the “Wind Down Period”) to support Service Provider in transitioning Service Provider to use another service provider, provided that Service Provider continues to pay Early Warning the fees as set forth in this Agreement throughout the entire wind down period described herein. As a result, even if this Agreement has otherwise been terminated, any agreement between Service Provider and a Subscriber that has been entered into prior to termination of this Agreement for Service Provider Services may be continued pursuant to its terms in Service Provider’s sole and absolute discretion and shall terminate in accordance with its terms until the termination of the Wind Down Period. Each Party shall remain in compliance with all terms of this Agreement during the Wind Down Period. The Wind Down Period shall terminate immediately if Service Provider is in material breach of this Agreement.

13.	Audit.

13.1	Mutual Audit Rights. Each Party shall have the right, during normal business hours, upon thirty (30) days’ advance notice, to conduct an on-site audit of the other Party’s information security program and related policies, controls, processes and procedures, subject to compliance with the other Party’s reasonable security procedures. The auditing Party shall bear its own expenses incurred in connection with any such audit. In addition, each Party shall provide to the other Party, upon request, a copy of its most recent third party data processing audit or review (e.g., SAE 16, Financial Institution Shared Assessments Program, Shared Assessment Significant Information Gathering (SIG) Questionnaire, Acceptable Use Procedures (AUP), etc.) as conducted by its external auditors related to the Alert Services or Service Provider Services, as applicable.

13.2	Early Warning’s Audit Rights. Early Warning shall have the right, during normal business hours, upon thirty (30) days’ advance notice, to audit, subject to compliance with Service Provider’s reasonable security procedures:

13.2.1

Service Provider’s relevant procedures to verify Service Providers’ compliance with the terms of Sections 2.8, 2.9, 2.11, and 3.2; provided, however, that Early Warning’s audit rights with respect to Service Provider’s compliance with the terms of Section 3.2: (i) shall be limited to a review of the relevant agreements between Service Provider and Channel Partner and a review of Service Provider’s audits as set forth below of the Channel Partners whose Subscribers access the LifeLock Alerts via a Channel Partner Portal, (ii) such agreements shall be appropriately redacted by Service Provider but must include reviewable

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security and authentication terms to allow for determination of compliance with Section 3.2; and (iii) such agreements shall be reviewed at Service Provider’s offices and shall not be copied in any way. Service Provider shall conduct an audit of each Channel Partner whose agreement is subject to an audit pursuant to this Section 13.2.1 no more frequently than annually to confirm such Channel Partner’s compliance with the authentication and security requirements contained in Service Provider’s agreement with such Channel Partner. Pursuant to this Section 13, Service Provider shall make available to Early Warning the results or a detailed summary of the results of such compliance audits, which documentation shall be reviewed at Service Provider’s offices and not copied in any way. Such audits shall be performed no more frequently than annually unless Early Warning has a reasonable basis to suspect that Service Provider is in material breach of any provision of such Sections, or there is an actual or suspected security breach in, or unauthorized access to, EWS Alerts by Service Provider.

13.2.2	Service Provider’s relevant procedures to verify Service Providers’ compliance with the terms of Section 6. Such audit may include a review of Service Provider procedures, policies, and practices.

13.2.3	Service Provider’s records to verify Service Provider’s allocation of its Subscribers among the FSO Subscribers and non-FSO Subscribers for the purpose of applying the discount set forth in Exhibit B.

14.	General.

14.1	Interpretation. Each Party acknowledges that this Agreement has been the subject of active and complete negotiations, and that this Agreement should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

14.2	Assignment. Either Party may assign this Agreement without the prior written consent of the other Party to any person (in any vertical market or industry, notwithstanding anything to the contrary in Section 1.14) who succeeds to substantially all of the assets and business of the assigning Party by merger, change in control, or purchase, provided the assignee assumes this Agreement by an instrument in writing. Any other assignment or attempted assignment not expressly permitted in this Section 14.2 will be a material breach of this Agreement and null and void. This Agreement will be binding upon the successors and permitted assigns of the Parties as set forth in this Section 14.2. For purposes of clarification, the parties agree that in the event Service Provider assigns this Agreement, pursuant to this Section 14.2, to a third party whose primary business is identity theft protection services, such assignee shall succeed to all of Service Provider’s rights and obligations hereunder, including without limitation those rights set forth in Sections 3.1 (Direct-to-Consumer Subscriber Services) and 3.2 (Indirect-to-Consumer Subscriber Services), without obtaining any Early Warning’s approval or consent.

14.3	Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which will be considered an original but all of which together will constitute one agreement.

14.4	Headings. The headings in this Agreement are for convenience of reference only. They are not to affect the interpretation of this Agreement.

14.5

Independent Contractors. Early Warning and Service Provider will at all times be independent contractors. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or to assume or incur any obligation or liabilities,

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express or implied, on behalf of or in the name of, the other Party. This Agreement will not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either Party. Except as set forth in this Agreement, each Party’s employees, methods, facilities and equipment will at all times be under its exclusive direction and control.

14.6	Insurance. During the term of this Agreement, each Party shall, at its own cost and expense, obtain and maintain in full force and effect, the following insurance coverage with insurance carriers with an A.M. Best rating of at least A-VII: (a) workers’ compensation covering all employees in accordance with applicable statutory requirements and employer’s liability insurance in an amount of not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 policy limit by disease and $1,000,000 per employee for bodily injury by disease; (b) commercial general liability insurance written on an occurrence form including coverage for bodily injury, property damage, products and completed operations, personal injury, advertising injury and contractual liabilities arising out of any and all services provided by the Party under this Agreement with minimum limits of $1,000,000 per occurrence and $2,000,000 annual aggregate and endorsed to name the other Party its directors, officers, employees, and agents as additional insured; (c) professional liability/errors and omissions insurance with minimum coverage of $1,000,000 each claim, covering liability arising from negligent delivery of professional services; (d) a comprehensive crime policy with a limit of $5,000,000 each claim that shall include coverage for loss of money, securities or other property owned by the other Party or its customers through any fraudulent or dishonest act committed by any Party employee or person under the Party’s supervision, whether acting alone or in collusion with others, and loss inside and outside the premises; and (e) umbrella/excess liability insurance with respect to subsections (a) and (b) above in an amount of not less than $10,000,000 combined single limit. Each Party shall furnish to the other Party certificate(s) of insurance showing compliance with these insurance requirements within ten (10) days of a Party’s written request. The certificate will provide that the Party will receive thirty (30) days’ prior written notice from the insurer of any termination of coverage.

14.7	Force Majeure. Any delay or failure of performance of Early Warning shall not constitute a breach or default of this Agreement, or give rise to any claims for damages, if and to the extent that such delay or failure including, but not limited to, acts of governmental authorities, acts of God, power outages, vandalism, wars, riots, rebellions, sabotage, fire, explosions, accidents, floods, strikes, lockouts, or changes in laws, regulations, or ordinances. In the event that Early Warning is not able to provide the Alert Services as a result of a force majeure event, the following remedies shall apply: (a) if Service Provider has incurred Alert Services fees in excess of the annual minimum set forth in Exhibit B as of the date of the force majeure event, the Alert Services fees that are invoiced to Service Provider for the month in which such force majeure event occurs shall be reduced on a prorated basis for the number of days during such month that the Alert Services were unavailable as a result of the force majeure event; and (b) if Service Provider has not incurred Alert Services fees in excess of the annual minimum set forth in Exhibit B as of the date of the force majeure event, such annual minimum shall be reduced on a prorated basis for the number of days that the Alert Services were unavailable as a result of the force majeure event.

14.8	No Modification. No amendment, modification or change of this Agreement will be valid unless in writing and signed by an authorized representative of the Party to be bound. No pre-printed information on invoices, purchase orders or the like will have any force or effect between the Parties.

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14.9	Rights and Remedies Cumulative. Unless expressly stated otherwise in this Agreement, all rights and remedies provided for in this Agreement will be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity or otherwise.

14.10	Severability. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, that provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable will not be affected thereby, and each of those provisions will be valid and enforceable to the full extent permitted by law.

14.11	Third Party Beneficiaries. No third party, including any Subscriber, shall be deemed to be an intended or unintended third party beneficiary of this Agreement.

14.12	Waivers. The failure of either Party to enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver to any extent of that Party’s right to assert or rely upon any provision of this Agreement or right in that or any other instance. A delay or omission by Service Provider or Early Warning to exercise any right or power under this Agreement will not be construed to be a waiver of that right or power. Waiving one breach will not be construed to waive any succeeding breach. All waivers must be in writing and signed by the Party waiving rights.

14.13	Entire Agreement. This Agreement, including the Exhibits attached to this document (which are hereby incorporated into this Agreement by reference) constitutes the entire agreement of the parties, superseding all prior agreements and understandings as to the subject matter hereof, notwithstanding any oral representations or statements to the contrary heretofore made.

14.14	Notice. Except as otherwise provided in this Agreement, any written notice from one Party to the other required by this Agreement shall be in writing and shall be delivered or sent by (a) first class U.S. Mail, registered or certified, return receipt requested, postage pre-paid or (b) U.S. Express Mail, Federal Express, or other, similar reputable overnight mail delivery services to the address specified below. Either Party may change its address for notification purposes by giving the other Party written notice of the new address and the date upon which it will become effective:

To Early Warning:	Early Warning Services, LLC
Attn: Contract Administration 16552 N. 90th Street, Suite 100 Scottsdale, AZ 85260

To Service Provider:	LifeLock, Inc. Attn: Chief Technology Officer 60 East Rio Salado Parkway, Suite 400 Tempe, AZ 85281

With a copy to Service Provider’s General Counsel at the same address.

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IN WITNESS WHEREOF, the parties have entered into this Agreement to be effective as of the Effective Date.

LIFELOCK, INC.		EARLY WARNING SERVICES, LLC

Signature:	/s/ Todd Davis	Signature:	/s/ Paul Finch

Printed Name:	Todd Davis	Printed Name:	Paul Finch

Title:	CEO	Title:	CEO

Date:	7-29-2011	Date:	7/29/11

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Exhibit A

IDENTITY CHEK® Service Alerts

Service Levels

A.	DEFINITIONS

“Available” — the Service can be used in accordance with its intended functionality with the required databases being accessible.

“Critical Service Level Failure” — a Service Level Failure in which Early Warning fails to meet the Service Level by more than [****].

“Monthly Charges” — the total amount invoiced by Early Warning to Service Provider for the Alert Services.

“Response Time” — means the total amount of time it takes the EWS Service to generate an alert calculated based on the duration of time between when the information arrives at Early Warning and the time the EWS Alerts leave the EWS Service.

“Scheduled Downtime” — the period of time, during which Early Warning shall perform scheduled systems maintenance. Early Warning shall give Service Provider at least ten (10) business days’ prior notice of Scheduled Downtime. Each period of Scheduled Downtime will not exceed five (5) hours in duration and will occur between the hours of [****].

“Service Availability” — means the amount of time the Alert Service is available and capable of sending EWS Alerts to the Service Provider in accordance with the Service Level.

“Service Level” — the required performance standards for specified characteristics of the Alert Service as set forth below.

“Service Level Credit” — with respect to a Service Level Failure, an amount determined by multiplying the Monthly Charges for the month in which the Service Level Failure occurs by the applicable Service Level Credit Percentage for such Service Level.

“Service Level Credit Percentage” — the percentage of the Monthly Charges to be paid as a Service Level Credit for a Service Level Failure.

“Service Level Failure” — failure to meet a specified Service Level.

“Service Level Termination Right Event” — the occurrence of a Critical Service Level Failure in [****] calendar months

“Subscriber Data File” — the file containing Subscriber Data transmitted to Early Warning by Service Provider pursuant to the Documentation.

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

B.	SERVICE LEVELS

Service Level Title	[****]
Service Level Definition	[****]
Service Level Credit Percentage	[****] for every processing day that the Service Level is not met; [****] for every processing day with a Critical Service Level Failure

Service Level Title	[****]
Service Level Definition	[****]
Service Level Credit Percentage	[****] for every [****] that the Service Level is not met

Service Level Title	[****]
Service Level Definition	[****]
Service Level Credit Percentage	[****] for every processing day that the Service Level is not met; [****] for every processing day with a Critical Service Level Failure

Service Level Title	[****]
Service Level Definition	[****]
Calculation	[****]
Service Level Credit Percentage	[****] for every [****] that the Service Level is not met

C.	SERVICE LEVEL CREDITS

For the first Service Level Failure in each calendar year during the term of the Agreement, no Service Level Credit will be due unless the Service Level Failure is a Critical Service Level Failure. For any second or more Service Level Failures during the same calendar year, Service Level Credits will be due as follows.

In the event of (i) any Critical Service Level Failure, or (ii) a second or subsequent Service Level Failure in the same calendar year during the term of the Agreement, the corresponding Service Level Credit shall be applied against the Monthly Charges owed by Service Provider in the month during which the Service Level Failure occurs. Service Level Credits will be reflected on the invoice following the month in which

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

the Service Level Failure giving rise to the Service Level Credits occurs. If more than one Service Level Failure occurs in a single calendar month, the sum of the corresponding Service Level Credits shall be credited to Service Provider; however, the total amount of Service Level Credits credited to Service Provider with respect to Service Level Failures occurring in a single calendar month shall not exceed, in the aggregate, [****] of the Monthly Charges for that month.

The parties agree that the Service Level Credits are a reasonable estimation of the damages that would be incurred as a result of a Service Level Failure, and the Service Level Credits and the right to terminate the Agreement pursuant to Section E below shall be Service Provider’s sole remedies for Service Level Failures under this Agreement.

D.	EXCEPTIONS TO PAYMENT OF SERVICE LEVEL CREDITS

Early Warning will be relieved of any obligation to pay Service Level Credits for a Service Level Failure, and such Service Level Failure shall not be counted in the determination of a Service Level Termination Event, to the extent that the Service Level Failure was caused by (i) a force majeure event as defined in the Agreement; (ii) telecommunication line or router outages; or (iii) failure of Service Provider to comply with all technical specifications and requirements for accessing the Service as defined in the Agreement or documentation provided to Service Provider.

E.	SERVICE LEVEL TERMINATION RIGHT EVENT

Upon a Service Level Termination Right Event, Service Provider shall have the right to terminate the Agreement without penalty by delivering written notice of termination to Early Warning within sixty (60) days of such Service Level Termination Right Event. If Service Provider does not exercise such termination right within such 60-day period, then such Service Level Termination Right Event shall be deemed to be waived. Waiver of one or more Service Level Termination Right Events shall not operate as a waiver of any subsequent Service Level Termination Right Event.

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Exhibit B

Schedule of Fees

IDENTITY CHEK® Service Alerts—LifeLock

One-Time Fees

Delivery Method*
[****]	$	[****]
[****]	$	[****]

* The Delivery Method chosen indicates the timing of and frequency in which Service Provider receives EWS Alerts from Early Warning.

Monthly Fees

[****]

[****]			[****]	[****]	[****]	[****]
[****]	-	[****]	[****]	[****]	[****]	[****]
[****]	-	[****]	[****]	[****]	[****]	[****]
[****]	-	[****]	[****]	[****]	[****]	[****]
[****]	-	[****]	[****]	[****]	[****]	[****]
[****]			[****]	[****]	[****]	[****]

Note: The Subscriber Fee is based on the average number of Subscribers for each calendar month, which is calculated by averaging the total number of Subscribers each day of the month. Fees are “fill-a-tier” and will be filled with subscribers based upon the greatest to least number of segments (credit card, DDA, etc) covered.

[****]	[****]

Telecommunications Fees

[****]	[****]

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

[****]	[****]

Annual / Monthly Minimum

On an annual basis, commencing one (1) year from the Launch Date, the billed fees for the preceding 12 months shall not be less than $[****]. If, when the invoice for the thirteenth month is calculated, the billed fees for the preceding twelve (12) months are less than $[****], an adjustment will be made to the thirteenth month’s invoice for the difference. In addition, on a monthly basis, for the first twelve (12) months after the Launch Date, Service Provider shall provide monthly payments of no less than $[****]. Every month after the first twelve (12) months after the Launch Date, Service Provider shall provide monthly payments of no less than $[****].

Footnotes:

1 The credit card alert fee as set forth in this Exhibit is prorated based upon the coverage provided by Early Warning. Service Provider will be charged [****] of the fees as listed for the first issuer covered, an additional [****] of the fees for the second issuer covered, and the additional [****] will be charged when the third issuer is covered. Issuers considered for this calculation will be [****]. DDA alert pricing is not prorated based on the number of entities contributing DDA data to Early Warning.

2 The price per subscriber refers to a purchase of either the DDA alerts or the credit card alerts.

3 The DDA minimum fee applies to subscribers receiving both DDA alerts and credit card alerts such that at no time will the fee charged for such subscribers be less than the related minimum.

4 The FSO Subscriber discount is calculated as follows: Determine the ratio of FSO Subscribers to total Subscribers for the month and multiply the ratio by the total Subscriber fees for the month. Multiply the total fees attributable to FSO Subscribers by [****] to calculate the total discount. The discount will vary each month based on volume and means by which Subscribers subscribe to the Service. The discount does not apply to the One-Time, Telecommunications or Miscellaneous fees.

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Exhibit C

Problem Management Process

SEVERITY	DESCRIPTION	COMMUNICATIONS	RESOURCE EXPECTATION	RESTORE SERVICE	ROOT CAUSE ANALYSIS & RESOLUTION

1 = Highest Level

•   Any problem causing an outage of Alert Services, and/or Early Warning, and/or data center site. A workaround acceptable to Early Warning and the customer(s) is not immediately available and there is no immediate secondary processing capability.

•   A severe problem affecting one or more customers*.

•   Any problem that has the potential to result in Service Level impact.

•   Any problem that has the potential to compromise the Security of the system.

•   Any security problem or exposure that may compromise the environment.

•   Initial notification made promptly after Early Warning becomes aware of the issue.

•   30 minutes after initial notification.

•   60 minutes after initial notification.

•   A frequency agreed upon with affected clients - Generally every 60 minutes thereafter, until problem is resolved or secondary processing capability has been enacted.

			• Work to begin immediately and all resources to remain engaged until resolution or secondary processing capability has been enacted.	• Workaround (defined below), circumvention (defined below), temporary fix or final resolution to occur within 2 hours or less.

•   When service is restored but the final resolution is still pending, the final resolution must be completed within an agreed upon time frame - Generally 1 to 3 days.

•   Documentation of the root cause analysis should be coordinated by the team lead of the final level of support that determines / provides the problem analysis and resolution.

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2 = Mid Level

•   Any problem causing an outage of Alert Services, and/or Early Warning, and/or Data Center Site. A workaround acceptable to Early Warning and the customer(s), has been implemented.

•   Any problem that has the potential to result in Service Level impact if the primary services or capabilities are not restored within the same day.

•   Initial notification made promptly after Early Warning is aware of the issue.

•   30 to 60 minutes after initial notification.

•   A frequency agreed upon with affected clients - Generally every 60 minutes thereafter, until problem is resolved or secondary processing capability has been enacted.

	• Work to begin immediately and continue until resolution or secondary processing capability has been enacted. Or, will continue according to a resolution timeline that has been agreed upon.	• Workaround (defined below), circumvention (defined below), temporary fix or final resolution to occur within 24 hours or less. (refers to the 2nd bullet under description).

•   When service is restored but the final resolution is still pending, the final resolution must be completed within an agreed upon time frame - Generally 1 to 7 days.

•   Documentation of the root cause analysis should be coordinated by the team lead of the final level of support that determines / provides the problem analysis and resolution.

*The level of severity will be discussed with the appropriate Delivery Manager and a senior staff member at the client site

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SEVERITY	DESCRIPTION	COMMUNICATIONS	RESOURCE EXPECTATION	RESTORE SERVICE	ROOT CAUSE ANALYSIS & RESOLUTION

3 = Low Level

•   A problem that degrades or compromises the usability or access to Alert Services by Service Provider, Early Warning, or Data Center personnel.

•   A problem that has NOT resulted in an outage of Service or movement to a secondary processing capability.

• Initial notification made promptly after Early Warning is aware of the issue. • 30 to 60 minutes after initial notification. • A frequency agreed upon with affected clients.

•   Work to begin within 2 to 4 hours in most cases but may begin next business day if determined that issue can be managed.

•   Assigned resources to remain engaged until resolution or determination has been made.

•   Resolution within 48 hours unless it has been determined that a fix or enhancement is needed.

•   Within 3 days communications will be made identifying the approval to proceed with a fix or enhancement & the schedule for implementation.

• Standard call ticket documentation is all that is required.

“Workaround” is defined as different from the usual or conventional process and is considered to be temporary.

“Circumvention” is defined as a course around a periphery, or indirect route to achieve the same outcome of the original task.

“Degrade” is defined as lowering usability or access to a less effective level.

“Outage” is defined as an occurrence wherein the Services are unavailable to Service Provider or Early Warning

“Problem” in this context is not defined to reference application bugs unless it is affecting SLAs

“Secondary Processing” is defined as an alternative system/site that may be utilized in place of the primary. This could be within Early Warning or the client

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First Level Support: 24 x 7 Technology Operations Staff	Receives initial notification from customer, external user, or internal user Performs initial triage to determine the following:

Problem description

Scope of Problem; single user, multiple users, product specific, system specific, system-wide.

Initial onset of Problem (date/time)

Current duration of Problem

Determine if the problem can be fixed within the scope of First Level Support using standard trouble-shooting documentation
Assign initial severity level with manager concurrence
If problem fixed at First Level Support document problem & fix.
If problem not fixed at First Level Support, notify Second Level Support
Note: The Delivery Manager will notify/update Early Warning Management on Sev 1 issues
Document all problem details, current actions, & communications

Second Level Support:	Receives call from First Level Support
Production Control Staff	Reviews problem & determines if the problem can be fixed within the scope of Second Level Support
If problem fixed at Second Level Support, document problem & fix
If problem not fixed at Second Level Support, then notify Third Level Support.and Delivery Manager
Note: The Delivery Manager will notify/update Early Warning Management on Sev 1 issues
Document all problem details, current actions, & communications
Communications to initial caller to be handled by Delivery Manager or their designate.

Third Level Support: Development, DBAs, System Admins	Receives call from Second Level Support Reviews problem & assists in the problem resolution or work around.
Confirms severity level with manager concurrence

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Problem/work around implemented and documented.
Note: The Delivery Manager will notify/update Early Warning Management on Sev 1 issues
Document all problem details, current actions, & communications
Communications to initial caller to be handled by Delivery Manager or their designate.

Delivery Manager	Delivery Manager is responsible for a group of systems and can authorize all emergency tasks required for resolution. They understand inter-related issues for SLAs and client impacts and are SMEs in their assigned systems.

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NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

First Amendment to the

IDENTITY CHEK® Service Alerts

Identity Protection Service Provider Agreement

This First Amendment (the “First Amendment”) is entered into this 28th day of August, 2012 (“Amendment Effective Date”) by and between Early Warning Services, LLC (“Early Warning”), and LifeLock, Inc., (“Service Provider”) (each a “Party” and collectively the “Parties”) and amends that certain IDENTITY CHEK® Service Alerts Identity Protection Service Provider Agreement dated July 29, 2011, made by and between the Parties, including the Exhibits attached thereto and incorporated therein by reference (the “Agreement”)1.

RECITALS

A.	WHEREAS, the Parties entered into the Agreement July 29, 2011; and

B.	WHEREAS, pursuant to the terms and conditions of the Agreement, Service Provider markets certain alerts generated from data gathered through the EWS Services; and

C.	WHEREAS, the Parties wish to amend certain provisions of the Agreement.

Wherefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties amend the terms of the Agreement as set forth below.

TERMS

1.	The final paragraph of Exhibit B, Schedule of Fees, under the heading “Annual/Monthly Minimum,” shall be amended to add the following new paragraph :

If, within the first twelve (12) months of this Agreement: 1) Early Warning does not provide coverage for a second issuer as contemplated by Footnote 1 below; and 2) as a result of 1) herein, Service Provider does not meet the $[****] minimum as required, the amount of the difference (the “Shortfall”) between $[****] and the billed fees during the first twelve (12) months of the Agreement shall be added to $[****] minimum as required in the second twelve (12) months of the Agreement (the “Adjusted Minimum”). The payment of the Adjusted Minimum will not be calculated on the anniversary date of the Agreement annual term, but on the first day of the thirteenth month after Early Warning commences providing coverage of the second issuer (“Second Issuer

[1]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Annual Term”). If, during the second annual Agreement term plus any additional months until expiration of the Second Issuer Annual Term, the Service Provider does not fully satisfy the Adjusted Minimum, the Service Provider will pay the difference between the billed fees and the Adjusted Minimum on the first (1) month following the Second Issuer Annual Term. Conversely, to the extent that Service Provider pays fees in excess of $[****] during the Second Issuer Annual Term, such excess shall be credited toward the Adjusted Minimum. If Early Warning never commences coverage of a second issuer during the Initial Term, Service Provider shall not be liable for the Shortfall.

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this Agreement to be effective as of the Effective Date.

LIFELOCK, INC.		EARLY WARNING SERVICES, LLC

Signature:	/s/ Prakash Ramamurhty	Signature:	/s/ Mark Traui

Printed Name:	Prakash Ramamurthy	Printed Name:	Mark Traui

Title:	CTO	Title:	CFO

Date:	8/28/12	Date:	8/29/12